Sigma Labs Announces Financial Results for the Third Quarter Ended

September 30, 2017 and Provides Corporate Update

Conference Call To Be Held Today at 4:30pm Eastern Time

SANTA FE, N.M. – November 14, 2017 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a provider of quality assurance software under the PrintRite3D® brand, today announced financial results for the three and nine months ended September 30, 2017 and provided an overview of recent developments.

Third Quarter 2017 Business Highlights and Recent Developments

•November 2017 – Sigma Labs and 3DSIM announced the release of 3DSIM’s new FLEXTM, a critical piece in the AM digital thread enabling simulation capability to model thermal sensors for metal additive manufacturing processes.

•October 2017 – Sigma Labs announced plans to unveil its PrintRite3D® INSPECT™ In-Process Quality Assurance Software Version 3.0 with 3D-thermal mapping and imaging tools at Formnext 2017. The release includes software enhancements and hardware upgrades and completes migration to a distributed web-based application, and contains the latest In-Process Quality Assurance™ (“IPQA®”) analytics algorithms, which provide future generations of closed loop controllers.

•September 2017 – Sigma Labs announced it delivered its cloud-based PrintRite3D® INSPECT® Software Version 2.0 to the advanced additive manufacturing ("AM") facility operated by Siemens Industrial Turbomachinery AB.

•August 2017 – Sigma Labs’ President and CTO presented "In-situ Monitoring for Additive Manufacturing: Implications for the Digital Manufacturing Age" at the Third Joint FAA - USAF Workshop on Qualification and Certification of Additively Manufactured Parts.

•August 2017 – Sigma Labs announced entering into an agreement with Digital-CAN Tech Co., LTD to serve as the Company's non-exclusive sales agent in Taiwan. Digital-CAN is at Taiwan's forefront in the AM industry with over a decade of experience in industrial 3D printing and rapid prototyping. Digital-CAN is AS9100 and ISO13485 certificated (Quality Systems Standards for Aircraft, Space, Defense and Medical Devices industry suppliers), and is one of Taiwan's largest additive manufacturing centers.

•August 2017 – Sigma Labs announced that its cloud-based PrintRite3D® INSPECT® software Version 2.0 was installed at Woodward Inc. Aircraft Turbine Systems group at its Zeeland, MI location. The Company's PrintRite3D® software is part of Woodward's additive manufacturing strategies to ensure that Woodward's aerospace and industrial customers receive quality product.

•August 2017 – Sigma Labs announced signing Jeta Enterprises as a new manufacturer’s representative for sales of Sigma Labs contract printing and AM services in the Pacific Northwest region of the U.S, including Oregon and Washington states. Jeta’s strong customer base in Aerospace and Medical Devices coupled with its expertise in custom-engineered components positions it to serve a growing base of demand for advanced component manufacturing.

•July 2017 – Sigma Labs announced that Mark Cola was appointed as Sigma Labs’ Chief Technology Officer on July 24, 2017, responsible for building and implementing the Sigma Labs technological strategy and guiding key technical advancements towards digitalization in the context of the Industrial Internet of Things (IIoT). Mr. Cola formerly served as CEO of Sigma Labs and his new title is President and Chief Technology Officer. Mr. Cola will seek to expand and grow the Company through next-generation products and key customer development in a broad range of industries.

•July 2017 - John Rice, who has served as Chairman of the Board of the Company since his appointment in April 2017, replaced Mr. Cola as CEO. As Chairman and interim CEO, Mr. Rice oversees Sigma Labs' implementation of internal and external growth, with an emphasis on internal focus technology, sales, and efficiency, and externally, reaching into the marketplace to expand the Company’s digital technical bandwidth with respect to the Company's IPQA® technology and AM. Mr. Rice brings substantial operating and investment experience to these tasks, including with respect to operations of startup and emerging companies, corporate finance, and mergers and acquisitions.

•July 2017 – Sigma Labs announced the June 30, 2016 publication of its U.S. Patent Application No. US 2016/0185048; Multi-Sensor Quality Inference and Control for Additive Manufacturing Processes. This patent application is related to real-time quality analysis during AM processes and the characterization of material properties using acoustic signals emitted during AM which can be used in addition to optical signals to simplify the qualification of printed parts.

•July 2017 – Sigma Labs announced that it signed a Technology Development Agreement (TDA) with OXYS Corporation, a technology company in Cambridge, MA working in the Industrie 4.0 space. The first project to be executed under the TDA will be a new architecture platform for the Company's PrintRite3D® INSPECT.

"This has been a strong quarter for Sigma Labs in which Sigma Labs’ technical team has placed PrintRite3D® INSPECT firmly in step with a market that we believe is pushing towards production," said John Rice, interim CEO of Sigma Labs. “Our newly released PrintRite3D® INSPECT™ In-Process Quality Assurance Software Version 3.0 with 3D-thermal mapping and imaging tools is a major step forward for Sigma Labs that positions us at the forefront of the AM market with capabilities that facilitate enhanced real time AM manufacturing.”

Third Quarter Ended September 30, 2017 Financial Results

During the three and nine months ended September 30, 2017, we recognized revenue of $78,046 and $518,802, respectively, as compared to $189,952 and $642,230 in revenue recognized during the same periods in 2016. The decrease in revenue was primarily due to reduced programmatic sales, the revenue from which was only partially replaced by new EAP and OEM Partner Program sales due to the incentivized pricing associated with those two programs. We financed our operations during the three and nine months ended September 30, 2017 and 2016 primarily from PrintRite3D® system sales, DARPA and Aerojet programs, engineering consulting services we provided to third parties during these periods and through sales of our common stock and debt securities. We anticipate that our revenue will increase in future periods as we seek to further commercialize and expand our market presence for our PrintRite3D®-related technologies, and obtain new contract manufacturing orders in connection with our EOS M290 metal printer, as well as further perform on our engineering consulting contracts for the Aerojet Rocketdyne Booster Propulsion program and Honeywell Aerospace for the DARPA Phase III and Plus up efforts. Our Cost of Revenue for the three and nine months ended September 30, 2017 was $81,214 and $267,160, respectively, as compared to $69,259 and $207,744 for the same periods in 2016. The increases are attributable to the additional costs associated with implementation of the EAP and OEM programs.

Our General and Administrative Expenses for the three and nine months ended September 30, 2017, were $576,855 and $1,814,843, respectively, as compared to $437,870 and $1,314,055 for the same periods in 2016. Our payroll expenses for the three and nine months ended September 30, 2017 were $295,890 and $973,172, respectively, as compared to $259,011 and $727,494 for the same periods in 2016. Our expenses relating to stock-based compensation for the three and nine months ended September 30, 2017 were $199,225 and $505,630, respectively, as compared to $105,641 and $236,554, respectively, for the same periods in 2016. Our research and development expenses for the three and nine months ended September 30, 2017 were $57,947 and $225,562, respectively, as compared to $37,526 and $88,504 for the same periods in 2016.

General and Administrative Expenses principally include internal operating and sales expenses and outside service fees, the largest component of which consists of services in connection with our obligations as an SEC reporting company. The increase in General and Administrative expenses for the three and nine months ended September 30, 2017 as compared to the same period in 2016 is principally the result of fees relating to and as a consequence of our February 2017 public offering that resulted in net proceeds of approximately $5,225,650, fees incurred in connection with investing in strategic partners, the increase in interest and finance costs on the $1,000,000 note originated in October of 2016, along with the continued development of our IPQA®-enabled PrintRite3D® technologies and our related efforts to expand our services. The increase in payroll expenses for the three and nine months ended September 30, 2017 as compared to the same periods in 2016 is principally the result of our hiring of additional software development staff to assist in acceleration of our IPQA®-enabled PrintRite3D® technologies and 2017 increases in administrative salaries. The increase in research and development expenses for the three and nine months ended September 30, 2017 as compared to the same periods in 2016 is principally the result of increased contract consulting combined with software and hardware upgrades required for the continued development and improvement of our software and technology. The increase in stock-based compensation costs is due to the fact that the majority of stock options were granted after September 30, 2016, thus more stock option vesting occurred in each quarter of 2017 than in the same periods of 2016.

Our General and Administrative expenses are expected to continue to increase as we seek further commercialization of our IPQA®-enabled PrintRite3D® technologies through increased marketing and sales efforts. Similarly, we anticipate that our payroll and non-cash compensation expenses will continue to increase as we engage more employees and other service providers to support our efforts to grow our business.

Our net loss for the three and nine months ended September 30, 2017 increased over each of the prior year comparative periods and totaled $1,116,910 and $3,049,616, respectively, as compared to $719,320 and $1,931,833 for the same periods in 2016. This increase in net loss was attributable to a decrease in revenue and an increase in expenses as noted above.

As of September 30, 2017, we had $2,691,487 in cash and had a working capital surplus of $2,482,056, as compared with $398,391 in cash and a working capital surplus of $110,799 as of December 31, 2016.

Investor Conference Call

Management will host a conference call on Tuesday, November 14, 2017 at 4:30pm to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-844-802-2441 and

International callers should call 1-412-317-5134. All callers should ask for the Sigma Labs conference call. The conference call will also be available through a live webcast at www.sigmalabsinc.com. Details for the webcast may be found on the Company’s IR events page at: http://client.irwebkit.com/sigmalabsinc/events.

A replay of the call will be available approximately one hour after the end of the call through December 14, 2017. The replay can be accessed via Sigma Labs' website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international) or Canada Toll Free at 855-669-9658. The replay conference ID number is 10114390. The webcast replay will be available through February 14, 2018.

About Sigma Labs, Inc.

Sigma Labs, Inc. is a provider of quality assurance software under the PrintRite3D® brand and a developer of advanced, in-process, non-destructive quality assurance software for commercial firms worldwide seeking productive solutions for advanced manufacturing. For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on March 31, 2017 and which may be viewed at http://www.sec.gov.

Investor Relations Contact:

Bret Shapiro

Managing Director

CORE IR

561-479-8566

brets@coreir.com

Sigma Labs, Inc.
Condensed Balance Sheets
(Unaudited)

	September 30, 2017	December 31, 2016

ASSETS
Current Assets:
Cash	$2,691,487	$398,391
Accounts Receivable, net	105,725	288,236
Notes Receivable, net	775,267	-
Inventory	188,907	187,241
Prepaid Assets	49,896	36,056
Total Current Assets	3,811,282	909,924

Other Assets:
Property and Equipment, net	446,449	564,933
Intangible Assets, net	261,660	226,450
Investment in Joint Venture	500	500
Prepaid Stock Compensation	49,528	167,562
Total Other Assets	758,137	959,445

TOTAL ASSETS	$4,569,419	$1,869,369

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$114,747	$112,175
Notes Payable, net of original issue discount of $5,091 at September 30, 2017 and net of original issue discount of $69,703 and net of debt discount $358,280 at December 31, 2016	994,909	561,834
Accrued Expenses	219,570	125,116
Total Current Liabilities	1,329,226	799,125

Long-Term Liabilities
Derivative Liability	-	93,206
Total Long-Term Liability	-	93,206

TOTAL LIABILITIES	1,329,226	892,331

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; None issued and outstanding	-	-
Common Stock, $0.001 par; 7,500,000 shares authorized; 4,577,651 and 3,133,789 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	4,578	3,135
Additional Paid-In Capital	16,046,185	10,734,857
Accumulated Deficit	(12,810,570)	(9,760,954)
Total Stockholders’ Equity	3,240,193	977,038

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,569,419	$1,869,369

Sigma Labs, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$78,046	$189,952	$518,802	$642,230

COST OF REVENUE	81,214	69,259	267,160	207,744
	-
GROSS PROFIT	(3,168)	120,693	251,642	434,486

EXPENSES:
Other General and Administration	576,855	437,870	1,814,843	1,314,055
Payroll Expense	295,890	259,010	973,172	727,494
Stock-Based Compensation	199,225	105,641	505,630	236,554
Research and Development	57,947	37,526	225,562	88,504
Total Expenses	1,129,917	840,047	3,519,207	2,366,607

OTHER INCOME (EXPENSE)
Interest Income	13,675	35	26,616	288
Other Income- State Incentives	2,500	-	154,568	-
Other Income-Decrease in fair value of derivative liabilities	-	-	93,206	-
Other Expense – Debt discount amortization	-	-	(56,441)	-
Total Other Income	16,175	35	217,949	288
	-
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,116,910)	(719,320)	(3,049,616)	(1,931,833)
	-	-	-	-
Provision for income Taxes	-	-	-	-
	-	-	-	-
Net Loss	$(1,116,910)	$(719,320)	$(3,049,616)	$(1,931,833)

Net Loss per Common Share – Basic and Diluted	$(0.24)	$(0.23)	$(0.70)	$(0.62)

Weighted Average Number of Shares
Outstanding – Basic and Diluted	4,574,460	3,129,675	4,330,565	3,121,821

Sigma Labs, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months ended September 30,
	2017	2016
OPERATING ACTIVITIES
Net Loss	$(3,049,616)	$(1,931,833)
Adjustments to reconcile Net Income (Loss) to Net Cash used in operating activities:
Noncash Expenses:
Amortization – Patents	2,289	6,526
Depreciation	134,865	131,879
Stock Compensation	506,994	240,756
Revaluation of derivative liability and debt discount related to notes payable	(93,206)	-
Note Payable original issue discount	74,794	-
Note Payable debt discount amortization	56,441	-
Change in assets and liabilities:
Accounts Receivable	182,511	160,623
Inventory	(1,666)	(64,530)
Prepaid Assets	(13,840)	4,590
Accounts Payable	2,572	104,824
Notes Payable	301,839	-
Accrued Expenses	94,454	24,799
NET CASH USED IN OPERATING ACTIVITIES	(1,801,569)	(1,322,366)

INVESTING ACTIVITIES
Purchase of Furniture and Equipment	(16,381)	(26,907)
Purchase of Intangible Assets	(37,498)	(61,556)
Notes Receivable	(775,267)	-
Investment in Joint Venture	-	8,617
Loss on Investment in Joint Venture	-	105
NET CASH USED IN INVESTING ACTIVITIES	(829,146)	(79,741)

FINANCING ACTIVITIES
Proceeds from issuance of common stock and warrants	5,225,650	-
Amendment to Warrant Agreements	(301,839)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,923,811	-

NET CASH DECREASE FOR PERIOD	2,293,096	(1,402,107)

CASH AT BEGINNING OF PERIOD	398,391	1,539,809

CASH AT END OF PERIOD	$2,691,487	$137,702

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$50,418	$-
Income Taxes	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
Issuance of Common Stock for services	$85,408	$152,265
Writeoff of Debt Discount	$(301,839)	$-